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                                                                    EXHIBIT 10.4

                               SECOND AMENDMENT TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

         THIS SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Second Amendment"), dated effective as of the 21st day of August, 2000, is by and between South Texas Drilling & Exploration, Inc., a Texas corporation, with its principal place of business at 9310 Broadway, Building 1, San Antonio, Bexar County, Texas (the "Company"), and William Stacy Locke (the "Employee").

         WHEREAS, the Company and the Employee entered into that one certain Executive Employment Agreement dated effective as of the 25th day of April, 1995, and as amended by that one certain First Amendment to Executive Employment Agreement dated effective as of the 16th day of November, 1998 (said Executive Employment Agreement, as amended, herein referred to as the "Employment Agreement").

         WHEREAS, the Company and the Employee hereby desire to modify and amend certain terms and provisions of the Employment Agreement and to approve, ratify and confirm the Employment Agreement, as modified and amended by this Second Amendment.

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties hereto have agreed, and do hereby agree, as follows:

A. Section 1 of the Employment Agreement is hereby modified and amended as necessary to provide that:

         1. The Company employs, as of the date of this Second Amendment, and will employ Employee in the business of the Company as its President and Chief Financial Officer, and the Employee works, as of the date of this Second Amendment, and will continue to work for the Company as its President and Chief Financial Officer, for the period beginning as of August 15, 2000 and ending April 30, 2003, and thereafter from year to year (renewing automatically upon expiration of the employment term ending April 30, 2003 and upon expiration of each one year employment term thereafter), unless and until such employment shall have been earlier terminated as provided in the Employment Agreement, as amended by this Second Amendment.

B. Section 3 of the Employment Agreement, as it pertains to annual base salary, is hereby modified and amended as necessary to provide that:

         1. The Company, as of the date of this Second Amendment, pays and will continue to pay Employee a minimum base salary of $150,000, effective as of the 21st day of August, 2000 and will continue to pay said minimum base salary throughout the remainder of the employment term, as herein defined. In addition to the minimum annual base salary defined herein, Employee shall receive the same discretionary incentive bonus, which shall include any cash, option and other incentives, as the Chief Executive Officer and Chief Operating Officer of the Company.



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C. Section 6(b) of the Employment Agreement, as it pertains to severance pay, is hereby modified and amended as necessary to provide that:

         1. Upon termination of the Employee without cause, as defined in the Employment Agreement, or upon termination of the Employment Agreement with reason, as defined in the Employment Agreement as hereby amended, the Company shall pay to Employee, as severance pay, the greater of (i) $150,000 or (ii) the annual base salary for the entire remaining term of the Employment Agreement ending April 30, 2003.

         2. The Company hereby agrees to execute a new employment contract for Employee in accordance with the terms herein, which is to be approved, ratified, and executed by the Company no later than the 30th day of September, 2000. The new employment contract shall set forth the terms herein, and shall include in it any bonus, option and other compensation incentives afforded to Wayne Squires and Michael E. Little.

D. Except as modified and amended by this Second Amendment, the Employment Agreement shall remain in full force and effect as written. References to the "Employment Agreement" in the Employment Agreement shall mean the Employment Agreement as herein amended.

         IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

                                       South Texas Drilling & Exploration, Inc.



                                       By:   /s/ Michael E. Little
                                          -------------------------------------
                                       Its:  Chairman CEO
                                           ------------------------------------



                                             /s/ William Stacy Locke
                                       ----------------------------------------
                                       William Stacy Locke


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